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                                                                    EXHIBIT 16.1





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

June 19, 2002

Dear Sir/Madam:

We have read the first, second, and third paragraphs of Item 4 included in the Form 8-K dated June 13, 2002, of Interphase Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP




By
     Mark D. Kemp

CAB

cc:
Mr. Steve Kovac, Interphase Corporation